SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 of 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 14, 2005


                             DIAMANT ART CORPORATION
                       f/k/a ART INTERNATIONAL CORPORATION
       (Exact name of registrant as specified in its charter, as amended)




    Ontario, Canada               000-16008                    98-0082514
------------------------    ------------------------    ------------------------
(State of incorporation)    (Commission File Number)    (IRS Employer ID number)



       5 - 7100 Warden Avenue
       Markham, Ontario                                          L3R 5M7
       ----------------------                           ------------------------
(Address of principal executive offices)                        (Zip Code)


                                 (800) 278-4723
              (Registrant's telephone number, including area code)

Item 8.01    Other Events.

         As of the end of its fiscal year on November 30, 2004, Diamant Art Corporation f/k/a ART International Corporation (the "Company") was a "foreign private issuer," as defined under Rule 3b-4, since it is a foreign issuer having been organized under the laws of Ontario, Canada, and approximately 80% of its outstanding voting securities were held of record by persons who are not residents of the United States. The Company has actually been a "foreign private issuer" since approximately March 1998.

         As a "foreign private issuer," the Company has elected to commence filing its annual reports on Form 20-F as opposed to continuing to file annual reports on Form 10-K. Accordingly, in connection with this transition, existing shareholders and other persons who may have interest in the Company should be advised that the Company's annual report on Form 20-F will not be filed until on or before May 31, 2005, being six months after the end of its fiscal year end. Therefore, the Company will not be filing an annual report on Form 10-K for the recently concluded fiscal year, which otherwise would have to be filed on or before February 28, 2005, unless extended upon filing of a proper notification of late filing.

         In connection with its reporting as a "foreign private issuer," the Company will also be reporting pertinent information in the future on Form 6-K, as opposed to quarterly reports on Form 10-Q or current reports on Form 8-K.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             DIAMANT ART CORPORATION
                                             f/k/a ART INTERNATIONAL CORPORATION



Date February 14, 2005                       By /s/ Michel van Herrewegh
                                               ---------------------------------
                                               Michel van Herreweghe,
                                               Chairman